EXHIBIT (23)

                         INDEPENDENT AUDITORS' CONSENT

DELOITTE & TOUCHE LLP
1700 Market Street
Philadelphia, Pennsylvania 19103-3984
Telephone (215) 246-2300
Facsimile (215) 569-2441

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-15167 and No. 33-82172 of State Bancorp, Inc. on Forms S-8 of our report dated January 28, 2000, appearing in this Annual Report on Form 10-K of State Bancorp, Inc. for the year ended December 31, 1999.


/s/ DELOITTE & TOUCHE LLP

March 24, 2000